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                                                                   EXHIBIT 10.15




                               SERVICES AGREEMENT


        This Services Agreement ("AGREEMENT") is entered into as of January 1, 1999 (the "EFFECTIVE DATE") by VaxGen, Inc. (formerly known as Genenvax, Inc.), a Delaware corporation ("VAXGEN"), and Genentech, Inc., a Delaware corporation ("GENENTECH") (each also singularly a "PARTY" and collectively the "PARTIES") as follows:

        WHEREAS, the Parties have entered into that certain License Agreement, dated as of May 1, 1996 (the "LICENSE AGREEMENT") whereby Genentech has licensed proprietary technology to VaxGen for purposes of VaxGen's development and commercialization of a Vaccine against HIV and/or AIDS;

        WHEREAS, in connection with the License Agreement, the Parties entered into that certain Services Agreement, dated as of January 1, 1996 (the "FIRST SERVICES AGREEMENT"), under which Genentech provided research and other services to VaxGen; and

        WHEREAS, the First Services Agreement expired in accordance with its terms effective December 31, 1998, and the Parties desired to enter into this new Services Agreement, effective as of January 1, 1999, under which Genentech shall continue to provide services to VaxGen as provided herein.

        NOW, THEREFORE, in consideration of the foregoing, the Parties hereby agree as follows:

ARTICLE 1.0 CERTAIN DEFINITIONS.

        The terms defined elsewhere in this Agreement shall have the meanings specified herein. Capitalized terms used herein without further definition shall have the meanings ascribed thereto in the License Agreement.

ARTICLE 2.0 SERVICES.

        Subject to the other terms and conditions of this Agreement and the License Agreement, Genentech shall provide VaxGen with the services set forth in
Schedule 1 attached to this Agreement and incorporated herein. Services in addition to those set forth in Schedule 1, if any, and the reimbursement rate therefor shall be agreed upon by the Parties in a written amendment to this Agreement.

ARTICLE 3.0 REIMBURSEMENT.

        3.1 TRACKING OF COSTS AND EXPENSES. Genentech shall maintain project codes for gp120/VaxGen, during the term of this Agreement, under Genentech's internal systems, which track



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internal and out-of-pocket costs and expenses for company activities.

        3.2 REIMBURSEMENT. During the term of this Agreement, Genentech shall be entitled to pass through to VaxGen and VaxGen shall be obligated to reimburse Genentech for any and all services provided to VaxGen hereunder, including one hundred percent (100%) of the internally tracked costs and expenses coded to gp120/VaxGen, as provided in Section 3.3 of this Agreement.

        3.3 INVOICING AND PAYMENT. Genentech shall invoice VaxGen (attn: Don Francis) for reimbursement as set forth in Section 3.2 not more frequently than quarterly (on a calendar quarter basis) during the term of this Agreement, with the final invoice to be delivered not later than sixty (60) days after expiration or termination of this Agreement. Genentech' s invoices shall be prepared using the methodology set forth in Schedule 2 attached to this Agreement and incorporated herein, and shall be delivered to VaxGen together with a copy of Genentech's internal cost tracking reports covering services hereunder for the period under such invoice. VaxGen shall pay Genentech within thirty (30) days of receipt of each invoice hereunder. VaxGen shall have the right to review each invoice and the cost tracking reports attached thereto with Genentech. If any such review or the examination indicates a miscalculation of the costs and expenses covered by any invoice hereunder, the Parties shall promptly correct such miscalculation in the case of overpayment, by Genentech reimbursement of VaxGen, and in the case of underpayment, by additional VaxGen payment to Genentech).

ARTICLE 4.0 TERM AND TERMINATION.

        4.1 TERM. This Agreement shall commence on the Effective Date and, unless earlier terminated in accordance herewith or extended by the Parties upon mutual written agreement, shall expire on December 31, 2000.

        4.2 TERMINATION OF LICENSE AGREEMENT. This Agreement shall terminate automatically effective upon any termination of the License Agreement.

        4.3 TERMINATION FOR DEFAULT. Failure by either Party to comply with any of its material obligations set forth in this Agreement shall entitle the non-defaulting Party to give the defaulting Party a notice specifying the nature of the default and requiring the defaulting Party to make good its default. If such default is not cured within sixty (60) days after such notice, the non-defaulting Party shall be entitled, without prejudice to any of its other rights under this Agreement or available to it at law or in equity, to terminate this Agreement effective upon a notice of termination to the defaulting Party.

        4.4 TERMINATION FOR BANKRUPTCY, ETC. Either Party may, in addition to any other remedies available to it by law or in equity, terminate this Agreement, in whole or in part as the terminating Party may determine, by notice to the other Party in the event the other Party shall have become insolvent or bankrupt, or shall have made an assignment for the benefit of its creditors, or




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there shall have been appointed a trustee or receiver of the other Party or for all or a substantial part of its property, or there shall have been issued a warrant of attachment, execution, distraint or similar process against any substantial part of the property of the other Party, or any case or proceeding shall have been commenced or other action taken by or against the other Party in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization or other similar act or law of any jurisdiction now or hereafter in effect, provided that in any such case such event shall have continued for sixty (60) days undismissed, unbonded and undischarged.

        4.5 EFFECT OF TERMINATION. Expiration or termination of this Agreement for any reason shall be without prejudice to any rights which shall have accrued to the benefit of either Party prior to such expiration or termination (including payment to Genentech for any services provided to VaxGen hereunder prior to any such expiration or termination of this Agreement), and shall not relieve either Party from its obligations which are expressly indicated to survive expiration or termination of this Agreement; such rights and obligations shall include, without limitation, those under Sections 3.2, 3.3, 4.5, 5.1, 5.2 and 5.5 of this Agreement. On any termination of this Agreement where the License Agreement has also been terminated, the provisions of Section 10.5(c) of the License Agreement shall also apply.

ARTICLE 5.0 GENERAL PROVISIONS.

        5.1 NOTICES. Any notice, request, delivery, demand, report, accounting, approval or consent required or permitted to be given under this Agreement shall be delivered in writing in accordance with Section 11.1 of the License Agreement.

        5.2 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California (other than its choice of law principles).

        5.3 ENTIRE AGREEMENT; GOVERNING AGREEMENT. Except for the License Agreement, the Supply Agreement and the Stock Agreements, this Agreement is the entire agreement and understanding between the Parties respecting the subject matter hereof, and supersedes and cancels any and all prior negotiations, correspondence, understandings and agreements, whether written or oral, between the Parties respecting the subject matter hereof, including, without limitation, that certain Letter of Intent between the Parties dated as of November 17, 1995. No amendment or other modification of this Agreement shall be binding on either Party unless reduced to writing and signed by an authorized representative of each Party. In the event of any conflict between the provisions of this Agreement and the License Agreement, the provisions of the License Agreement shall control, except to the extent it has been expressly amended as set forth in this Agreement.

        5.4 BINDING EFFECT AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective permitted successors and assigns. This Agreement shall not be assignable by VaxGen in whole or in part without Genentech's prior consent in its sole discretion. This Agreement shall not be assignable by Genentech in whole or in part



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without VaxGen's consent in its sole discretion, except that Genentech may assign this Agreement in whole or in part without VaxGen's consent in connection with any consolidation, merger, redemption, put or sale of stock, conveyance of substantially all of Genentech's assets, or change-of-control transaction that involves Genentech, Genentech's parent company F. Hoffmann La-Roche Ltd., a Swiss corporation, or their affiliates.

        5.5 DISPUTE RESOLUTION. In the event of any dispute, controversy or claim arising out of or relating to this Agreement, the provisions of Section
11.5 of the License Agreement shall apply.

        5.6 WAIVER. The waiver by either Party of any breach of or default under any of the provisions of this Agreement or the failure of either Party to enforce any of the provisions of this Agreement or to exercise any right thereunder shall not be construed as a waiver of any other breach or default or a waiver of any such rights or provisions hereunder.

        5.7 SEVERABILITY. If any part of this Agreement shall be held invalid, illegal or unenforceable by any court of authority having jurisdiction over this Agreement or either Party, such part shall be ineffective only to the extent of such invalidity, illegality or unenforceability, and shall be validly reformed by addition or deletion of wording as appropriate to avoid such result and as nearly as possible approximate the intent of the Parties. If unenforceable, this Agreement shall be divisible and deleted in such jurisdiction, but elsewhere shall not be affected.

        5.8 PUBLICITY. VaxGen and Genentech shall consult and obtain mutual consent before making any public announcement concerning this Agreement, the subject matter hereof or use of the other Party's name, except for information that is already in the public domain or where the nature of such information has been previously approved, for disclosure in which case this Section 5.8 will no longer apply to that previously approved information).

        5.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original for all purposes, but all of which together shall constitute one and the same instrument.

        5.10 NO OTHER RIGHTS. No rights or licenses, express or implied, are granted to VaxGen by this Agreement to use in any manner any trade name or trademark of Genentech, or any other intellectual property not expressly covered by this Agreement.

        5.11 FORCE MAJEURE. Neither Party shall be liable to the other for loss or damages or shall have any right to terminate this Agreement (except as otherwise provided in this Agreement) for any default or delay of the other Party in its performance under this Agreement that is attributable to an act of God, flood, fire, explosion, strike, lockout, labor dispute, casualty or accident, war, revolution, civil commotion, act of public enemies, blockage or embargo, injunction, law, order, proclamation, regulation, ordinance, demand or requirement of any government or subdivision, authority or representative of any such government, or any other cause beyond the reasonable control of the affected Party, if the Party affected shall give prompt notice of any such cause to the other Party.



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The Party giving such notice shall thereupon be excused from such of its obligations hereunder for the period of time that it is so disabled.

        5.12 HEADINGS. Headings are for the convenience of reference only and shall not control the construction or interpretation of any of the provisions of this Agreement.

        5.13 NO PARTNERSHIP. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, employer-employee, or joint venture relationship between the Parties. Neither Party shall incur any debts or make any commitments for the other Party.

        IN WITNESS WHEREOF, the Parties each have caused this Agreement to be duly executed by its duly authorized representative as of the Effective Date set forth above.

GENENTECH, INC.                                   VAXGEN, INC.



By: /s/ W.D. YOUNG                                By: /s/ DONALD FRANCIS
    ------------------------------                    --------------------------
Name: W.D. YOUNG                                  Name: DONALD FRANCIS
      ----------------------------                      ------------------------
Title: COO                                        Title: PRESIDENT
       ---------------------------                       -----------------------



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                                   Schedule 1

                GENENTECH STAFF AND SERVICES ASSISTANCE TO VAXGEN

        Where a specific Genentech employee has been identified hereinbelow, Genentech will attempt to accommodate VaxGen's request for such Genentech employee to provide services pursuant to this Agreement, but Genentech reserves the right to have other employees or agents of Genentech perform services hereunder. In no event shall Genentech's obligations to provide services under this Agreement exceed the scope of work set forth hereinbelow (either in terms of the groups or types of work specified or the percentages or other amounts of time indicated), except with prior written amendment of this Agreement. Notwithstanding the foregoing, if services exceeding the scope of work set forth hereinbelow are provided, Genentech shall be entitled to full reimbursement therefor as provided in Article 3.0 of this Agreement.

                                               PERCENTAGE OF SPECIFIED EMPLOYEE'S
        GROUP / EMPLOYEE                            TIME SPENT ON gp120/VAXGEN
        ----------------                            --------------------------
PROCESS SCIENCE AND MANUFACTURING
Supervisory/Advisory Personnel                                   10%
        Tim Gregory


Research Assistant Staff
      RA (Assay) (cell culture yield improvement process,
      preclinical)                                          Up to 1.3 FTEs
      RA in Jeffrey Gorrell's group                         Up to  .8 FTEs
      RA in Gian Polastri's group                           Up to  .5 FTEs

Manufacturing

        Genentech's manufacture and supply of Clinical Vaccine and Commercial Vaccine to VaxGen will be pursuant to the License Agreement, on the reimbursement and other terms set forth therein.

Virology Lab

        VaxGen personnel to have access to the lab until June 30, 1999, and VaxGen to pay for 50% of the work performed in the lab through such date.



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Occasional Assistance (<5% of time of one employee in the specified group)

      Nucleotide Synthesis
      Peptide Synthesis
      Hybridoma Assistance
      Bioanalytical
      QA/QC, ongoing stability
      Production planning/distribution
      Pharm R&D for adjuvant
      development (Jeff Cleland)

Regulatory Affairs
      Larry Davenport                                                5%

General Administrative Services

Occasional Assistance.  (<5% of time of one employee in the specified group)

      Finance/Controller
      Corporate Communications
      Library Services
      Central Records
      Information Technology (lab)
      Product Development (Jim Vannice)
      Security Operations

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                                   SCHEDULE 2


                              INVOICING METHODOLOGY


For each invoice hereunder, using Genentech's internal cost tracking systems Genentech will identify the total amount of wages and direct costs for services provided to VaxGen during the period covered by the invoice.

Genentech will then multiply the aggregate total of such wages and direct costs by the following factors (which may be reviewed and revised by Genentech on an annual basis during the term of this Agreement):

A = Factor for benefits and uncoded direct costs = 1.40
B = Factor for project administration, supervision and technology = 1.57 C = Factor for overhead (including depreciation and utilities) = 1.63

A x B x C = 3.58 (subject to annual review as noted above).

Sample invoice from Genentech hereunder:

Wages        = $500,000
Direct costs = $ 48,000
-----------------------
Total          $548,000

$548,000 x 3.58 = $1,962,000 total under invoice.